Exhibit 99.1
Contact:
Shannan Overbeck
Investor Relations
(214) 932-9476
soverbeck@voyagerlearning.com
Voyager Learning Company Current With SEC Filings
DALLAS, Jan. 12 /PRNewswire-FirstCall/ — Voyager Learning Company (OTC: VLCY.PK) a publisher of education materials and provider of education solutions in the K-12 market, filed its fiscal quarterly reports for 2008 with the Securities and Exchange Commission (“SEC”) on Friday, January 9, 2009. Upon filing these reports, the Company is current with its filings with the SEC. The next periodic filing will be the Form 10-K for fiscal year 2008. This report is currently scheduled to be filed no later than March 16, 2009.
About Voyager Learning Company
Voyager Learning Company (OTC: VLCY.PK) is based in Dallas, Texas, and is a publisher of education materials and provider of education solutions serving the K-12 market. Through its product lines, which include Voyager Expanded Learning, ExploreLearning and Learning A-Z, the Company is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States.
Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, and our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the Company’s ability to successfully conclude the review and completion and filing of its financial results for fiscal year 2006 and 2007, the existing securities and derivative litigation in which the Company is involved and any other current or future litigation, results related to the investigation of the Securities and Exchange Commission, the Company’s ability to successfully settle the securities class action litigation and the investigation with the SEC, additional expenses related to the transition of the corporate administrative functions to Dallas, loss of key personnel, success of ongoing product development, maintaining acceptable margins, the ability to control costs, changes in customer demands or industry standards, the ability to successfully attract and retain customers, the ability to sell additional products to existing customers and win new business from new customers, the ability to maintain a broad customer base to avoid dependence on a few customers, the risks and uncertainties affecting the Company, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the Company’s business, the impact on the Company’s stock price and trading volume as a result of the Company’s common stock being traded over-the-counter, the impact of competition and the risk that our competitors will seek to capitalize on the risks and uncertainties confronting the Company including those listed above and the uncertainty of economic conditions in general, financial market performance, and other risks listed under “Risk Factors” in our filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The Company undertakes no obligation to update any of these statements.